UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2013 (March 13, 2013)

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction

of incorporation)

0-8084	06-0739839
(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562
(Address of Principal Executive Offices)	(Zip Code)

(860) 669-8630

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On March 13, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of Connecticut Water Service, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm effective as of the date that PwC completed its audit of the Company’s consolidated financial statements as of the year ended December 31, 2012, and the issuance of its audit report thereon, which date was March 18, 2013. The Audit Committee had previously requested that Company management identify and receive proposals from several regional independent registered public accounting firms to serve as the Company’s independent registered public accountants for 2013. After completion of this management review and receipt of a recommendation from management, the Audit Committee made its determination to dismiss PwC and hire a new independent registered public accounting firm as discussed below.

The reports of PwC on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2011 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the fiscal years ended December 31, 2011 and 2012, and during the subsequent interim period through March 18, 2013, there were (i) no disagreements with PwC on any matter of the Company’s accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the matter in their audit reports and (ii) no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PwC with a copy of this Current Report on Form 8-K (“Current Report”) prior to filing it with the Securities and Exchange Commission (the “SEC”) and PwC has furnished the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made in this Current Report. A copy of this letter dated March 18, 2013 is attached as Exhibit 16.1 to this Current Report and is incorporated herein by reference.

On March 13, 2013, the Audit Committee approved the engagement of ParenteBeard LLC (“ParenteBeard”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2013, effective as of the date that PwC completed its audit of the Company’s consolidated financial statements as of the year ended December 31, 2012, and the issuance of its audit report thereon, which date was March 18, 2013. In deciding to engage ParenteBeard, the Audit Committee reviewed auditor independence and existing commercial relationships with ParenteBeard and concluded that ParenteBeard has no commercial relationship with the Company that would impair its independence. ParenteBeard is ranked among the top 25 accounting firms in the United States. With over 1,000 professionals, the firm is a leader in providing CPA and business advisory services to small businesses, middle market companies, nonprofits and SEC registrants. Their Utility & Energy practice partners are familiar with the complexities of water utility accounting and count some of the Company’s peers as clients.

During each of the fiscal years ended December 31, 2011 and 2012, and during the subsequent interim period through March 18, 2013, neither the Company nor anyone acting on behalf of the Company has consulted with ParenteBeard on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)	Exhibits

16.1	Letter dated March 18, 2013 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: March 18, 2013	By:	/s/ David C. Benoit
	Name:	David C. Benoit
	Title:	Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated March 18, 2013 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.